Exhibit 10.1

NRG ENERGY, INC. LONG-TERM INCENTIVE PLAN

MARKET STOCK UNIT AGREEMENT

[NAME]

[ADDRESS]

Congratulations on your selection as a Participant under the Long-Term Incentive Compensation Plan (“Plan”) of NRG Energy, Inc. (the “Company”).  You have been chosen to receive Market Stock Units (“MSUs”) under the Plan.

This Market Stock Unit Agreement (this “Agreement”) constitutes the Grant Agreement pursuant to Section 9 of the Plan.  If there is any inconsistency between the terms of this Agreement and the terms of the Plan, the Plan’s terms shall completely supersede and replace the conflicting terms of this Agreement.  Capitalized terms used but not defined in this Agreement shall have the meaning assigned to them in the Plan.  You are sometimes referred to as the “Participant” in this Agreement.

Please review the terms of this Agreement and return your signed acceptance to [NAME/DATE].  If you chose not to accept the award hereunder, please advise [NAME] of that decision by [DATE] as well.

1.	Grant of MSU.

You are hereby granted MSUs as follows:

	Date of Grant:	[DATE]

	Vesting Commencement Date:	Date of Grant

	Vesting Period:	Please refer to Section 2 of this Agreement

	Target Number of MSUs:	[# of MSUs] (the “Target MSUs”)

2.              Vesting Schedule.

Notwithstanding anything to the contrary in the Plan, the MSUs shall vest in accordance with the provisions set forth in this Section 2.

Provided that you have been continuously employed by the Company during the respective vesting period, one-third of the Target MSUs will vest on each of the first, second and third anniversaries of the Date of Grant based upon the change in NRG’s Total Shareholder Return (“TSR”) as of such date as compared to Total Shareholder Return on the Grant Date, in accordance with the following schedule:

First Anniversary

Goal	Change in TSR	Number of MSUs that Vest(1)

Maximum	Increase of 100%	200% of 1/3 of the Target MSUs = Number of Target MSUs in Section 1 of this agreement multiplied by 2/3.

Target	0% (no change in TSR)	100% of 1/3 of the Target MSUs = Number of Target MSUs in Section 1 divided by 3.

Threshold	-50% (a 50% reduction in TSR)	50% of 1/3 of the Target MSUs = Number of Target MSUs in Section 1 divided by 6.

< Threshold	More than a 50% reduction in TSR	0% of 1/3 of Target MSUs

(1)  Payout (# of MSUs) is interpolated for performance falling between Threshold, Target, and Maximum levels.

Second Anniversary

Goal	Change in TSR	Number of MSUs that Vest(2)

Maximum	Increase of 100%	200% of 1/3 of the Target MSUs = Number of Target MSUs in Section 1 of this agreement multiplied by 2/3.

Target	0% (no change in TSR)	100% of 1/3 of the Target MSUs = Number of Target MSUs in Section 1 divided by 3.

Threshold	-50% (a 50% reduction in TSR)	50% of 1/3 of the Target MSUs = Number of Target MSUs in Section 1 divided by 6.

< Threshold	More than a 50% reduction in TSR	0% of 1/3 of the Target MSUs

Third Anniversary

Goal	Change in TSR	Number of MSUs that Vest(3)

Maximum	Increase of 100%	200% of 1/3 of the Target MSUs = Number of Target MSUs in Section 1 of this agreement multiplied by 2/3.

(2)  Payout (# of MSUs) is interpolated for performance falling between Threshold, Target, and Maximum levels.

(3)  Payout (# of MSUs) is interpolated for performance falling between Threshold, Target, and Maximum levels.

Target	0% (no change in TSR)	100% of 1/3 of the Target MSUs = Number of Target MSUs in Section 1 divided by 3.

Threshold	-50% (a 50% reduction in TSR)	50% of 1/3 of the Target MSUs = Number of Target MSUs in Section 1 divided by 6.

< Threshold	More than a 50% reduction in TSR	0% of 1/3 of the Target MSUs

For purposes of this Agreement, the term “Total Shareholder Return” shall mean the sum of (i) the average trading price of a share of Common Stock and (ii) any cash dividends paid between the Date of Grant and the applicable measurement date, as determined by the Committee.  For purposes of the preceding sentence, the average trading price of a share of Common Stock shall be calculated as the average closing price of a share of Common Stock on the applicable determination date and each of the 19 trading days preceding the applicable determination date.

Notwithstanding the foregoing, if there is a Change in Control (as defined in the Plan) of the Company, the MSUs shall vest in full immediately upon such Change in Control, at the sole discretion of the Committee.

3.              Conversion of MSU and Issuance of Shares

Upon vesting of the Award, one share of Common Stock shall be issued for each MSU that vests on such vesting date, subject to the terms and conditions of this Agreement and the Plan.

4.              Transfer of MSUs

Unless otherwise permitted by the Committee or Section 14 of the Plan, the MSUs may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated, other than pursuant to a will or the laws of descent and distribution.  Any attempted disposition in violation of this Section 4 and Section 14 of the Plan shall be void.

5.              Status of Participant

The Participant shall not be, or have rights as, a stockholder of the Company with respect to any of the shares of Common Stock subject to the Award unless such Award has vested, and shares underlying the MSU have been issued and delivered to him or her.  The Company shall not be required to issue or transfer any certificates for shares of Common Stock upon vesting of the Award until all applicable requirements of law have been complied with and such shares have been duly listed on any securities exchange on which the Common Stock may then be listed.

6.              No Effect on Capital Structure

The Award shall not affect the right of the Company or any Subsidiary to reclassify, recapitalize or otherwise change its capital or debt structure or to merge, consolidate, convey any or all of its assets, dissolve, liquidate, windup, or otherwise reorganize.

7.              Expiration and Forfeiture of Award

Your Award shall vest and/or expire in the circumstances described below in this Section 7.  As used herein, “Termination of Service” means termination of a Participant’s employment by or service to the Company, including any of its Subsidiaries.

(a)                                 Death.

Upon a Termination of Service by reason of death, the Award shall vest in full and the Common Stock underlying the Award shall be issued and delivered to the Participant’s legal representatives, heirs, legatees, or distributees.

(b)                                 Termination of Service other than as a result of Death.

Upon a Termination of Service by any reason other than death, including without limitation as a result of Disability, Retirement, voluntary resignation or termination for Cause, any unvested portion of the Award shall expire and be forfeited to the Company.

8.              Committee Authority

Any question concerning the interpretation of this Agreement, any adjustments required to be made under the Plan, and any controversy that may arise under the Plan or the Grant Agreement shall be determined by the Committee in its sole discretion.  Any decisions by the Committee regarding the Plan or this Agreement shall be final and binding.

9.              Plan Controls

The terms of this Agreement are governed by the terms of the Plan, as it exists on the date of the grant and as the Plan is amended from time to time.  In the event of any conflict between the provisions of this Agreement and the provisions of the Plan, the terms of the Plan shall control.

10.       Limitation on Rights; No Right to Future Grants; Extraordinary Item.

By entering into this Agreement and accepting the Award, the Participant acknowledges that: (a) the Plan is discretionary and may be modified, suspended or terminated by the Company at any time as provided in the Plan, provided that, except as provided in Section 17 of the Plan, no amendment to this Agreement shall adversely affect in a material manner the Participant’s rights under this Agreement without his or her written consent; (b) the grant of the Award is a one-time benefit and does not create any contractual or other right to receive future grants of awards or benefits in lieu of awards; (c) all determinations with respect to any such future grants, including, but not limited to, the times when awards will be granted, the number of shares subject to each award, the award price, if any, and the time or times when each award will be settled, will be at the sole discretion of the Company; (d) participation in the Plan is voluntary; (e) the value of the Award is an extraordinary item which is outside the scope of the Participant’s employment contract, if any, unless expressly provided for in any such employment contract; (f) the Award is not part of normal or expected compensation for any purpose, including without limitation for calculating any benefits, severance, resignation, termination, redundancy, end of service payments, bonuses, long-service awards, pension or retirement benefits or similar payments, and the Participant will have no entitlement to compensation or damages as a consequence of the forfeiture of any unvested portion of the Award as a result of the Participant’s Termination of Service for any reason; (g) the future value of the Common Stock subject to the Award is unknown and cannot be predicted with certainty, (h) neither the Plan, the Award nor the issuance of the shares underlying the Award confers upon the Participant any right to continue in the employ or service of (or any other relationship with) the Company or any Subsidiary, nor do they limit in any respect the right of the Company or any Subsidiary to terminate the Participant’s employment or other relationship with the Company or any Subsidiary, as the case may be, at any time with or without Cause, and (i) the grant of the Award will not be interpreted to form an employment relationship with the Company or any Subsidiary; and furthermore, the grant of the Award will not be interpreted to form an employment contract with the Company or any Subsidiary.

11.       General Provisions

(a)                                 Notice

Whenever any notice is required or permitted hereunder, such notice must be in writing and delivered in person or by mail (to the address set forth below if notice is being delivered to the Company) or electronically.  Any notice delivered in person or by mail shall be deemed to be delivered on the date on which it is personally delivered, or, whether actually received or not, on the third business day after it is deposited in the United States mail, certified or registered, postage prepaid, addressed to the person who is to receive it at the address set forth in this Agreement.  Notices delivered to the Participant in person or by mail shall be addressed to the address for the Participant in the records of the Company.  Notices delivered to the Company in person or by mail shall be addressed as follows:

Company:	NRG Energy, Inc.
Attn: Vice President, Human Resources
211 Carnegie Center
Princeton, NJ 08450

The Company or the Participant may change, by written notice to the other, the address previously specified for receiving notices.

(b)                                 No Waiver

No waiver of any provision of this Agreement will be valid unless in writing and signed by the person against whom such waiver is sought to be enforced, nor will failure to enforce any right under this Agreement constitute a continuing waiver of the same or a waiver of any other right hereunder.

(c)                                  Undertaking

The Participant hereby agrees to take whatever additional action and execute whatever additional documents the Company may deem necessary or advisable in order to carry out or effect one or more of the obligations or restrictions imposed on either the Participant or the Award pursuant to the express provisions of this Agreement.

(d)                                 Entire Contract

This Agreement and the Plan constitute the entire contract between the parties hereto with regard to the subject matter hereof.  This Agreement is made pursuant to the provisions of the Plan and will in all respects be construed in conformity with the express terms and provisions of the Plan.

(e)                                  Successors and Assigns

The provisions of this Agreement shall inure to the benefit of, and be binding on, the Company and its successors and assigns and Participant and Participant’s legal representatives, heirs, legatees, distributees, assigns and transferees by operation of law.

(f)                                    Securities Law Compliance

The Company currently has an effective registration statement on file with the Securities and Exchange Commission with respect to the shares of Common Stock subject to the Award.  The Company intends to maintain this registration but has no obligation to the Participant to do so.  If the registration ceases to be effective, the Participant will not be able to transfer or sell shares of Common Stock issued pursuant to the Award unless exemptions from registration under applicable securities laws are available.  Such exemptions from registration are very limited and might be unavailable.  Participant agrees that any resale of the shares of Common Stock issued pursuant to the Award shall comply in all respects with the requirements of all applicable securities laws, rules and regulations (including, without limitation, the provisions of the Securities Act of 1933, the Securities Exchange Act of 1934 and the respective rules and regulations promulgated thereunder) and any other law, rule or regulation applicable thereto, as such laws, rules, and regulations may be amended from time to time.  The Company shall not be obligated to either issue shares of Common Stock or permit the resale of any such shares if such issuance or resale would violate any such requirements.

(g)                                 Taxes

Participant acknowledges that the removal of restrictions with respect to an MSU will give rise to a withholding tax liability, and that no shares of Common Stock are issuable hereunder until such withholding obligation is satisfied in full.  The Participant agrees to remit to the Company the amount of any taxes required to be withheld.  The Committee, in its sole discretion, may permit Participant to satisfy all or part of such tax obligation through withholding of the number of shares of Common Stock otherwise issued to him or her hereunder and/or by the Participant transferring to the Company nonrestricted shares of Common Stock previously owned by the Participant for at least six (6) months prior to the vesting of the Award hereunder, with the amount of the withholding to be credited based on the current Fair Market Value of the Common Stock as of the date the amount of tax to be withheld is determined.

(h)                                 Information Confidential

As partial consideration for the granting of the Award, the Participant agrees that he or she will keep confidential all information and knowledge that the Participant has relating to the manner and amount of his or her participation in the Plan; provided, however, that such information may be disclosed as required by law and may be given in confidence to the Participant’s spouse, tax and financial advisors, or to a financial institution to the extent that such information is necessary to secure a loan.

(i)                                    Governing Law

Except as may otherwise be provided in the Plan, the provisions of this Agreement shall be governed by the laws of the state of Delaware, without giving effect to principles of conflicts of law.

(j)                                    Code Section 409A Compliance

Notwithstanding any provision of this Agreement, to the extent that the Committee determines that any Award granted under this Agreement is subject to Section 409A of the Code and fails to comply with the requirements of Section 409A of the Code, notwithstanding anything to the contrary contained in the Plan or in this Agreement, the Committee reserves the right to amend, restructure, terminate or replace the Award in order to cause the Award to either not be subject to Section 409A of the Code or to comply with the applicable provisions of such section.

NRG ENERGY, INC.

Name:	David Crane

Title:	President & CEO

PARTICIPANT

Name: